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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus, and the Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "Registration Statement"), of our report dated February 1, 2002 relating to the financial statements and financial highlights appearing in the December 31, 2001 Annual Report to Shareholders of the Real Estate Securities Fund, Inc. (hereafter referred to as the "Fund"), which is also incorporated by reference into the Registration Statement and references to us under the headings "Experts" and "Comparison of Other Service Providers" and "Representations and Warranties" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Financial Highlights" in the Fund's Prospectus dated May 1, 2002 and "Independent Accountants" and "Financial Statements" in the Fund's Statement of Additional Information dated May 1, 2002, which have been incorporated by reference into this Registration Statement.



/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
September 5, 2002